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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hexcel Corporation on From S-8 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Hexcel Corporation for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

San Francisco, California
March 26, 1998

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